Execution Version

ASSET PURCHASE AGREEMENT

between

REDWEB TECHNOLOGIES LIMITED

and

APPLIED DNA SCIENCES, INC.

dated as of

May 10, 2013

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TABLE OF CONTENTS
(continued)

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of May 10, 2013, is entered into between RedWeb Technologies Limited, a corporation incorporated and registered  under the laws of England & Wales with company number 06997431 (“Seller”) and Applied DNA Sciences, Inc., a corporation organized under the laws of the State of Delaware (“Buyer”).

RECITALS

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the rights and obligations of Seller to the Purchased Assets  (as defined herein), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01     Purchase and Sale of Assets.  Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in the assets set forth in Section 1.01 of the disclosure schedules (“Disclosure Schedules”) attached hereto (the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance of any kind (“Encumbrance”).  The Purchased Assets shall exclude Seller’s Trackable Assets and GPS Tracking products (“Excluded Assets”).

Section 1.02     No Liabilities.  Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created (“Seller Liability”).  Without limiting the generality of the foregoing, Buyer shall not assume any Seller Liability arising out of or constituting (i) the operation of Seller’s business prior to the Closing Date, including those related to Purchased Assets, (ii) any contingent liability, (iii) any contract of Seller, (iv) any fees or expenses arising out of this Agreement or the Closing, (v) any Action as defined in Section 3.08 existing on the Closing Date whether or not related to the Purchased Assets, (vi) any Taxes of Seller for any period, or arising out of or owing through operation of Seller’s business prior to the Closing Date, and (vii) any actions or omissions of Seller on or prior to the Closing Date.

Section 1.03     Purchase Price.

(a)           The purchase price (the “Purchase Price”) for the Purchased Assets shall be £400,000.  At the Closing, Buyer shall pay (i) to Seller £360,000 by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.03 of the Disclosure Schedules and (ii) £40,000 (the “Escrow Fund”) by wire transfer of immediately available funds to a bank account that Buyer shall open and maintain for the purpose of holding such Escrow Fund.

(b)           Exhibit A sets forth an allocation of the Purchase Price (and other capitalized costs) among the Purchased Assets. Buyer and Seller shall report any federal, state, local and foreign Tax consequences of the transaction in a manner consistent with such allocation. Buyer and Seller further covenant and agree not to take a position with respect to Taxes that is inconsistent with such allocation on any Tax return or otherwise, except as may be required by law.

Section 1.04     Inventory.  Within thirty (30) days of Closing, Buyer will perform an audit of the Inventory (“Audited Inventory”) to verify the accuracy of the Inventory count in Section 1.01 of the Disclosure Schedules. If such audit shows that the Audited Inventory count is less than the Inventory count specified in Section 1.01 of the Disclosure Schedules, then Buyer shall be entitled to a reimbursement (“Inventory Reimbursement”). The Inventory Reimbursement shall be calculated by subtracting the Audited Inventory count from the Inventory count as specified in Section 1.01 of the Disclosure Schedules and multiplying the difference by the Seller-established price for such Inventory item. Such Inventory Reimbursement shall be paid to Buyer by Seller  in accordance with the indemnification procedures set forth in Section 6.04, provided, that Buyer shall include in its written notice to Seller its calculation of the Inventory Reimbursement.

Section 1.05     Passing of Title and Risk.

(a)           Title to and beneficial ownership of:

(i)           The Purchased Assets which are capable of transfer by delivery shall pass on their delivery and such delivery shall be deemed to take place on their being made available by Seller for collection on Closing in accordance with Section 2.02(b); and

(ii)          All other Purchased Assets shall pass on Closing.

(b)           The risk in respect of all Purchased Assets shall pass to Buyer as from the time when title to them passes.

(c)           All of the Purchased Assets shall as from Closing (pending any necessary legal assignment or assurance of them) be held by Seller on trust for Buyer absolutely and Seller shall exercise all rights in respect of them for and on behalf of Buyer and as Buyer may reasonably request.

ARTICLE II
CLOSING

Section 2.01     Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, N.Y. 10103.  The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

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Section 2.02     Closing Deliverables.

(a)           At the Closing, Seller shall deliver to Buyer the following:

(i)            a bill of sale in the form of Exhibit B hereto (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii)           the patent, trademark, and domain name assignments in the form of Exhibit C hereto (the “Intellectual Property Assignments”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the trademark registrations and applications, patents and patent applications and domain name registrations included in the Purchased Assets to Buyer;

(iii)          all documents of title or other records establishing title to the Purchased Assets (or any of them);

(iv)          a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder; and

(v)           such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b)           At the Closing, Seller shall make available for collection at the premises at which they are currently held, used or stored, such of the Purchased Assets as are transferable by delivery.

(c)           At the Closing, Buyer shall deliver to Seller the following:

(i)            The Purchase Price;

(ii)           the Bill of Sale executed by Buyer;

(iii)          the Intellectual Property Assignments duly executed by Buyer; and

(iv)          a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof.  For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01     Organization and Authority of Seller; Enforceability.  Seller is a corporation duly incorporated and registered in England & Wales with company number 06997431 and is validly existing and in good standing under the laws thereunder.  Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller.  This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, in each case, subject to bankruptcy, insolvency, reorganization, moratorium and similar requirements of general application relating to or affecting creditor’ rights and to general principles of equity.

Section 3.02     No Conflicts; Consents.  The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets.  No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03     Title to Purchased Assets.  Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances.

Section 3.04     Condition of Assets.  The Purchased Assets are in good condition and are adequate for the uses to which they are being put, and none of such Purchased Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.  The Products are free from defects in design, workmanship and materials and are in conformity with their applicable specifications.

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Section 3.05     Inventory.  All inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories (collectively “Inventory”) included in the Purchased Assets consist of a quality and quantity usable and salable in the ordinary course of business consistent with past practice.  All Inventory is owned by Seller free and clear of all Encumbrances, and no Inventory is held on a consignment basis.

Section 3.06     Intellectual Property.

(a)           Section 3.06(a) of the Disclosure Schedules is a complete and accurate list of  all (i) registered Seller Trademarks, registered domain names and issued Seller Patents; and (ii) each pending application with respect to any Intellectual Property specified in (i) above (“Seller Intellectual Property”).  Seller possesses all right, title, and interest in and to and has adequate, valid and enforceable rights to use all the Seller Intellectual Property free and clear of all Encumbrances.  Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Seller Intellectual Property, or restricting the licensing or assignment thereof to any person or entity.  Seller has not granted any license, option, covenant not to sue or other right to a third party to use or commercially exploit Seller Intellectual Property.  Seller has not been required to pay any royalties or make any payments to any third party to use the Seller Intellectual Property or to reproduce, make derivative works, reproduce, make, sell or otherwise commercially exploit any products or services using the Seller Intellectual Property and to its knowledge after the Seller Intellectual Property has been transferred to Buyer, Buyer will not be required to make any payments to any third party to use the Seller Intellectual Property or to reproduce, make derivative works, reproduce, make, sell or otherwise commercially exploit any products or services using the Seller Intellectual Property.  With respect to Seller Intellectual Property, (i) the Seller has not received any notice that such Intellectual Property is not valid, subsisting, enforceable and in full force and effect and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller’s ownership thereof.  For all such Seller Intellectual Property (except for Know-How), Section 3.06(a) of the Disclosure Schedules lists (A) the jurisdiction where the application or registration is located, (B) the application or registration number, and (C) the application or registration date.

(b)           The Seller has not received any notice that the Seller’s prior and current use of the Seller Intellectual Property has or does infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Seller Intellectual Property and to its knowledge after the Seller Intellectual Property has been transferred to Buyer, Buyer’s use will not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity.  No person or entity is infringing, misappropriating, diluting or otherwise violating any of the Seller Intellectual Property, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.  Seller has not received any communication, and no action has been instituted, settled or threatened that alleges any such infringement, misappropriation, dilution or other violation.  Other than the Seller Intellectual Property assigned hereunder, no other Intellectual Property is needed to make or sell the RedWeb Sentry 500 Intruder Spray, the Box System, the Forensic Tagging Products (as defined in Section 1.01) and enigmaTAG.

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(c)           All current and former employees, agents, and consultants of the Seller who have made material contributions to the development of the Seller Intellectual Property or who have had access in any material respect to the Seller’s confidential and proprietary information with respect to the Seller Intellectual Property have entered into enforceable contractual obligation with Seller whereby (a) Seller is entitled to all ownership rights in any Seller Intellectual Property, that the employee, agent, or consultant may have invented, discovered, originated, made, or conceived while working for Seller, and all such ownership rights are duly assigned to Seller, and (b) the employee, agent, or consultant has agreed, subject to applicable Law, to hold and maintain in confidence all confidential and proprietary information of the Seller.  The Seller’s general practice has been to require all employees, agents, and consultants who contribute to the development of Intellectual Property, or who have had access to confidential and proprietary information with respect to the Intellectual Property, to enter into Invention and Confidentiality Agreements.  For any Seller Intellectual Property where an employee may have rights under laws related to employees’ rights in and to their own inventions made in the course of their employment, Seller has timely taken steps to protect Sellers’ ownership in such Seller Intellectual Property.

Section 3.07     Compliance With Laws.  So far as the Seller is aware, Seller has complied, and is now complying, with all applicable federal, state and local laws and regulations applicable to the manufacture sale, packaging and labeling of the Purchased Assets.

Section 3.08     Legal Proceedings.  There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.  No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.09     Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.  For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01     Organization and Authority of Buyer; Enforceability.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer.  This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, in each case, subject to bankruptcy, insolvency, reorganization, moratorium and similar requirements of general application relating to or affecting creditor’ rights and to general principles of equity.

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Section 4.02     No Conflicts; Consents.  The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer.  No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03     Legal Proceedings.  There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.  No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04     Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V
COVENANTS

Section 5.01     Intellectual Property Transfer.  To enable Buyer to exercise the rights granted under this Agreement, Seller will promptly deliver or otherwise provide to Buyer Seller Know-How within the possession or Control of Seller or any of its Affiliates.  Seller will promptly deliver to Buyer tangible copies of Seller Know-How including documents, files, diagrams, specifications, designs, schematics, reports, records, laboratory notebooks, data, materials, prototypes, test devices, models and simulations, inventory or other written or other tangible material in Seller’s or its Affiliates’ possession or Control in any media, to the extent it discloses or embodies Seller Know-How.

Section 5.02     Public Announcements.  Unless otherwise required by applicable law, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), it being understood that Buyer will have to make a filing on Form 8-K with the Securities and Exchange Commission.

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Section 5.03     Bulk Sales Laws.  Except as required by law, the parties hereby waive (to the extent permitted by applicable law) compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.04     Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Buyer when due, other than any Taxes payable in respect of the income, profits or chargeable gains of Seller, which shall be borne and paid by Seller. The parties acknowledge and agree that it is considered that section 49(1) of VATA and article 5 of the Value Added Tax (Special Provisions) Order 1995 will apply to the transaction contemplated by this Agreement, so that the transaction is treated as a transfer of a going concern. Seller and Buyer shall use all reasonable endeavours to secure that pursuant to such provisions the transaction contemplated by this Agreement is treated as neither a supply of goods nor a supply of services for VAT purposes. If notwithstanding the foregoing, UK VAT is chargeable, Buyer shall pay such VAT against production of a valid VAT invoice from Seller.

Section 5.05     Further Assurances.  Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

Section 5.06     Non-Competition.  Seller undertakes with Buyer that it shall not, and that it shall procure that no member of Seller’s group shall, and that the Seller’s majority stockholder, Valhalla Investments, Inc., shall not, for a period of 36 months following the Closing: (i)  directly or indirectly, in any capacity, compete in the United States and Europe with (x) the business of Buyer in the manufacture, production, distribution or sale of any of the Purchased Assets or (y) the supply of any services Buyer provides in connection with the Purchased Assets, (ii) make any use of or disclose any Confidential Information of Buyer, including that related to the Purchased Assets, and (iii) solicit or employ any employees of or consultants to Buyer.  “Confidential Information” means information with respect to Buyer’s business, including the business arising out of the Purchased Assets, relating to customers, suppliers, pricing information, other financial information, techniques and capabilities, intellectual property, product information, market information, processes, formulae, trade secrets, marketing plans, etc. For the avoidance of doubt, nothing in this Section 5.06 shall restrict the Seller in the manufacture, production, distribution or sale of the Excluded Assets.

Section 5.07     Use of Name.

(a)           Seller agrees that following the Closing it will not use the name “RedWeb” or any variation thereof or any name containing “RedWeb” with respect to its business, products, website, advertising or any promotional materials (except as specifically provided for in Section 5.07(b) below) and that it will immediately following the Closing change its corporate name to a name not including “RedWeb.” In addition, Seller shall change the domain name of its website so as not to include “RedWeb” in its website (except as specifically provided for in Section 5.07(b) below) and shall execute a domain name assignment as set forth on Exhibit D. The Buyer agrees that for a period of 2 years following the Closing it shall maintain the domain name redwebsecurity.com and shall ensure that (i) all e-mails sent to the e-mail addresses alex.shaw@redwebsecurity.com and alex@redwebsecurity.com are automatically forwarded to such e-mail address as the Seller shall nominate and (ii) the web link http://gps.redwebsecurity.com is automatically re-directed to such web page as the Seller shall nominate.

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(b)           For the avoidance of doubt, nothing in Section 5.07(a) shall prevent Seller, Valhalla Investments, Inc. or any company in which either of them is a shareholder from: (i) using the name “RedWeb Trackers,” (ii) using any trademark relating to the tracking business of Seller or (iii) operating a website under the domain names redwebtrackers.co.uk or redwebtrackers.com, in all cases, only as they specifically relate to the Trackable Assets and GPS Tracking products currently sold by Seller.

Section 5.08     Transition and Cooperation.  From and after the Closing, Buyer shall make reasonable commercial efforts to cause Chris Taylor to assist Seller in transitioning or transferring the control and enjoyment of the Purchased Assets to Buyer.

ARTICLE VI
INDEMNIFICATION

Section 6.01     Survival.  Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is one year from the Closing Date; provided, that the indemnification provisions set forth in Section 6.02(b) shall survive indefinitely. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein.

Section 6.02     Indemnification By Seller.

(a)           Subject to the other terms and conditions of this Article VI, Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to:

(i)        any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement;

(ii)       any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; or

(iii)      any asset which is not a Purchased Asset or any Seller Liability (including but not limited to those set forth in Section 1.02).

(b)           It is the intention of the parties that all employees and workers of Seller (and any Seller Affiliates, or suppliers of services to Seller or Seller Affiliates (“Supplier”)) will remain employed by Seller (or relevant Seller Affiliate or Supplier). Therefore, if as a consequence of the transaction contemplated by this Agreement, any:

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(i)           contract of employment of any employee, worker, former employee or former worker of Seller or any Seller Affiliate or Supplier shall or shall be alleged to have transferred from Seller (or relevant Seller Affiliate or Supplier) to Buyer (or any Buyer Affiliate) pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 2006, as amended (the “Transfer Regulations”) or otherwise by operation of law (“Undisclosed Employee”) at any time; or

(ii)          liability in respect of the employment (including any obligation or liability in relation to a pension scheme) or the termination of employment of any employee, worker, former employee or former worker of Seller or any Seller Affiliate or Supplier shall or shall be alleged to have transferred from Seller (or relevant Seller Affiliate or Supplier) to Buyer (or any Buyer Affiliate) pursuant to the Transfer Regulations or otherwise by operation of law (“Undisclosed Liability”) at any time; then:

1.           Buyer (or relevant Buyer Affiliate), may, upon becoming aware of a transfer of an Undisclosed Employee or allegation thereof, terminate such contract forthwith; and

2.           Seller shall indemnify Buyer (on behalf of itself and each Buyer Affiliate) against all Termination Costs and all Legal Proceedings and Losses arising as a result of the termination of any Undisclosed Employee’s employment, any Undisclosed Liability and any and all liabilities arising out of any failure or alleged failure of any party to comply with its obligations under the Transfer Regulations (including, but not limited to, Regulation 13 and 15 of the Transfer Regulations). There shall be no limit on Seller’s liability in respect of any claims arising under this Section 6.02(b).

(iii)           Buyer shall consult with Seller before terminating the contract of any Undisclosed Employee or settling any Undisclosed Liability and the Seller shall be entitled at its own cost and expense, to defend any claim brought by an Undisclosed Employee or in respect of an Undisclosed Liability using such legal advisers as it sees fit.

(c)           If the EPO patent (filing number 12152848) (“European Patent”) has not issued with adequate claims to cover the commercial product by the date that is the one-year anniversary of the Closing Date, then Seller shall reimburse Buyer in the amount of £35,000. Such reimbursement shall be paid to Buyer in accordance with the indemnification procedures set forth in Section 6.04. Buyer will take reasonable steps to timely prosecute claims to cover the commercial product in the European Patent.

(d)          The aggregate liability of Seller in respect of all claims under this Agreement or any document to be delivered hereunder shall not exceed the amount of the Escrow Fund, except as specifically provided for in Section 6.02(b) above.
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Section 6.03     Indemnification By Buyer.  Subject to the other terms and conditions of this Article VI, Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to:

(a)           any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

Section 6.04     Indemnification Procedures.

(a)           Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”), which notice shall contain sufficient detail to allow the Indemnifying Party to reasonably assess the nature and amount of the claim.

(b)           In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party.  The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense.  If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom.  The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(c)           Buyer shall seek recovery of losses in connection with any indemnification claims as follows:

(i)        first, from the amounts held in the Escrow Fund (as described below), until (x) such funds have been depleted or (y) the remaining balance of the Escrow Fund has been released to Seller (minus the aggregate amount of all outstanding claims on such date) upon the expiration of the twelve (12) month escrow period, in accordance with Section 6.05(c); and

(ii)       second, and only in the case of those claims arising from Section 6.02(b), directly from Seller.

Section 6.05     Escrow Fund.

(a)           At the Closing, Buyer shall deposit the Escrow Fund into a bank account opened and maintained by Buyer. The Escrow Fund shall be maintained for twelve (12) months from the Closing Date. The bank shall require joint signatures from both Buyer and Seller in order to release any portion of the Escrow Funds to Buyer.

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(b)           In order to recover losses in connection with any indemnification claims from the Escrow Fund, Buyer shall provide notice of such claim to Seller in accordance with Section 6.04(a). Seller shall have five (5) days from its receipt of such notice to: (x) deliver to the bank its signature allowing for the release of the amount of such claim or (y) deliver to Buyer a written objection to any claim or portion thereof or the amount of such claim. If Seller delivers a written objection pursuant to clause (y) above, the parties agree that they shall make commercially reasonable efforts to negotiate and resolve the dispute. If no resolution is reached, then the parties shall resolve such dispute in an appropriate court of law in accordance with Section 7.11.

(c)           Within five (5) days after the twelve (12) month anniversary of the Closing Date, Buyer shall notify Seller of the remaining balance of the Escrow Fund, if any, minus the aggregate amount of all outstanding claims on such date. Seller shall either (x) deliver to the bank its signature allowing for the release of such remaining balance or (y) deliver to Buyer a written objection to the amount of such remaining balance. If Seller delivers a written objection pursuant to clause (y) above, the parties shall resolve such dispute as provided above in Section 6.05(b).

Section 6.06     Tax Treatment of Indemnification Payments.  All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.07     Effect of Investigation.  Buyer’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller contained herein will not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. Notwithstanding the foregoing, as of the date hereof, neither Buyer nor any of its officers, employees, consultants or agents has knowledge that Seller is in breach of any of its representations, warranties, covenants or agreements.

Section 6.08     Cumulative Remedies.  The rights and remedies provided in this Article VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII
MISCELLANEOUS

Section 7.01     Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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Section 7.02     Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered airmail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:
Redweb Technologies Limited
Venture Point, Towers Business Park
Wheelhouse Rd., Rugeley
Staffordshire WS15 1UZ
Facsimile:           0871 508 1229
E-mail:        duncan@valhallinvestmentsinc.com
Attention:          Duncan Cheadle

with a copy to:
Everyman Legal Limited, Unit 1G Network Point,
Range Road, Windrush Park, Witney, Oxfordshire,
United Kingdom OX29 YN
Facsimile:           +44 845 868 0961
E-mail:        stephen.evans @everymanlegal.com
Attention:         Stephen Evans

If to Buyer:	Applied DNA Sciences, Inc. 25 Health Sciences Drive Suite 215 Stony Brook, New York 11790 Facsimile: 631-444-8848 E-mail: Kurt.Jensen@adnas.com Attention: Kurt Jensen, Chief Financial Officer
with a copy to:	Fulbright & Jaworski L.L.P. Facsimile: 212-318-3400 E-mail: mkraines@fulbright.com Attention: Merrill M. Kraines

Section 7.03     Interpretation.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. The parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 7.04     Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

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Section 7.05     Entire Agreement.  This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.06     Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.  No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07     No Third-party Beneficiaries.  Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08     Amendment and Modification.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.09     Waiver.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10     Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

Section 7.11     Submission to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in the United States District Court for the Eastern District of New York, or if such court is without subject matter jurisdiction of such suit, action or proceeding, in the  Supreme Court of the State of New York in and for the County of New York, and each party hereby irrevocably consents to the exclusive personal jurisdiction and venue of such court in any such suit, action or proceeding.

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Section 7.12      Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.13     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

REDWEB TECHNOLOGIES LIMITED

By
Name:
Title:

APPLIED DNA SCIENCES, INC.

By
Name:
Title:

AGREED WITH RESPECT
TO SECTION 5.07:

VALHALLA INVESTMENTS, INC.

By:
Name:
Title:

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DEFINITIONS

(i)           “Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” means the ownership of a majority of the voting securities of the applicable Person, and the terms “controlled” and “controlling” have meanings correlative thereto.

(ii)          “Control” or “Controlled” means, with respect to any Intellectual Property right, possession by a party (including its Affiliates) of the right (whether by ownership, license or otherwise) to grant to another party a license or a sublicense under such Intellectual Property right without violating the terms of any agreement or other arrangement with any third party.

(iii)         “Copyrights” means all original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications.

(iv)         “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the laws of any jurisdiction throughout the world: (a) Trademarks; (b) Copyrights; (c) Know-How; (d) Patents; (e) copies and tangible embodiments of the foregoing (in whatever form or medium); and (f) all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing.

(v)          “Know-How” means all confidential information, trade secrets, confidential business information (including ideas, inventions, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) and computer software (including all data and related documentation) whether or not patentable or copyrightable.

(vi)         “Legal Proceedings” shall mean any action, proceedings, claim, challenge, demand or other legal recourse brought against Buyer and/or any Buyer Affiliate.

(vii)        “Losses” shall mean any liability, damage, loss, compensation, award (including any tribunal award), cost, expense, charge, fine, penalty or outgoing suffered or incurred by Buyer and/or any Buyer Affiliate.

(viii)       “Patents” means all patented and patentable designs and inventions and improvements thereto, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, renewals and foreign counterparts of such patents and applications.

(ix)           “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

(x)            “Tax” (including with correlative meaning the term “Taxes”) means (i) any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, unclaimed property, escheat or other tax of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or clause (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other person.

(xi)           “Termination Costs” means:

1.           the cost of termination of the employment of any Undisclosed Employee;

2.           any costs associated with employing any Undisclosed Employee from the transfer date to the date of their dismissal and any social security or other similar costs payable thereon;

3.           any Losses resulting from an obligation to provide to an Undisclosed Employee any defined benefits payable on early retirement  (including, but not limited to, any entitlement to benefits arising from a right to be considered for early retirement or the loss of opportunity to increase the number of years of pensionable service) or redundancy which derive from the Undisclosed Employee’s membership of any pension scheme, and which claim is founded on an assertion that an obligation to provide such benefits transferred by virtue of the Transfer Regulations the Acquired Rights Directive 77/187/EC or 2001/23/EC (as appropriate); and

4.           any obligation to pay any pension contributions in respect of any Undisclosed Employee.

(xii)           “Trademarks” means all trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, vanity numbers whether registered or unregistered, internet domain names registered in any top-level domain by any authorized private registrar or governmental authority and all registrations and applications for registration of such trademarks, including intent-to-use translations, adaptations, derivations, and combinations, applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing.

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